As filed with the Securities and Exchange Commission on January 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANALOGIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2454372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Centennial Drive Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2009 Stock Incentive Plan

(Full Title of the Plan)

John J. Fry

Sr. Vice President, General Counsel, and Secretary

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

(Name and Address of Agent For Service)

978-326-4000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.05 par value per share	600,000 shares	$57.37(2)	$34,422,000.00(2)	$3,945.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on January 24, 2012.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 600,000 shares of the registrant’s common stock, $0.05 par value per share, to be issued under the registrant’s Amended and Restated 2009 Stock Incentive Plan. Except as otherwise set forth below, this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-164735, filed on February 5, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Peabody, Commonwealth of Massachusetts, on this 26th day of January, 2012.

ANALOGIC CORPORATION

By:	/s/ James W. Green
James W. Green
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Analogic Corporation, hereby severally constitute and appoint James W. Green, Michael L. Levitz and John J. Fry, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Analogic Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James W. Green James W. Green	President, Chief Executive Officer and Director (Principal executive officer)	January 26, 2012

/s/ Michael L. Levitz Michael L. Levitz	Sr. Vice President, Chief Financial Officer and Treasurer (Principal financial and accounting officer)	January 26, 2012

/s/ Donald B. Melson Donald B. Melson	Vice President, Corporate Controller (Principal accounting officer)	January 26, 2012

/s/ Edward F. Voboril Edward F. Voboril	Chairman of the Board	January 26, 2012

/s/ Bernard C. Bailey Bernard C. Bailey	Director	January 26, 2012

/s/ Jeffrey P. Black Jeffrey P. Black	Director	January 26, 2012

/s/ James J. Judge James J. Judge	Director	January 26, 2012

/s/ Kevin C. Melia Kevin C. Melia	Director	January 26, 2012

/s/ Michael T. Modic Michael T. Modic	Director	January 26, 2012

/s/ Fred B. Parks Fred B. Parks	Director	January 26, 2012

/s/ Sophie V. Vandebroek Sophie V. Vandebroek	Director	January 26, 2012

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INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Articles of Organization of the Registrant, as amended

4.2(2)	By-Laws of the Registrant, as amended

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated 2009 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on January 30, 2009 and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on February 3, 2010 and incorporated herein by reference.